SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         ______________________________

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934




        Date of report (date of earliest event reported): August 13, 2003




                        FINANCIAL INDUSTRIES CORPORATION
               (Exact name of Registrant as specified in charter)




           Texas                      0-4690                     74-2126975
(State or other jurisdiction  (Commission file number)       (I.R.S. employer
     of incorporation)                                       identification no.)





                      6500 River Place Blvd., Building One
                               Austin, Texas 78730
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (512) 404-5000



                         ______________________________


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Item 7. FINANCIAL STATEMENTS AND EXHIBITS

          (c) Exhibits

          The following exhibit is included with this Report:

          Exhibit 99.1 Press release dated August 13, 2003 issued by Financial Industries Corporation (the "Registrant")


Item 9.  REGULATION FD DISCLOSURE

The following information is furnished pursuant to Item 9, "Regulation FD Disclosure" and Item 12, "Disclosure of Results of Operations and Financial Condition."

On August 13, 2003, the Registrant issued a press release announcing the Registrant's financial results for the quarter ended June 30, 2003. A copy of the Registrant's press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference. The information in this Form 8-K is being furnished under Item 9 and Item 12 and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        FINANCIAL INDUSTRIES CORPORATION


                                        Date: August 13, 2003


                                        By:      /s/ Eugene E. Payne
                                            ___________________________________
                                            Eugene E. Payne
                                            Chief Executive Officer


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                                  Exhibit 99.1

(BW) (Financial Industries Corporation) (FNIN) FINANCIAL INDUSTRIES CORPORATION ANNOUNCES RESULTS FOR QUARTER ENDED JUNE 30, 2003

AUSTIN, Texas -- (BUSINESS WIRE) - August 13, 2003 -- Financial Industries Corporation ("FIC" or the "Company") (Nasdaq: FNIN) today reported a net loss for the six-month period ended June 30, 2003 of $1.8 million (or ($0.18) basic and diluted earnings per common share) on revenues of $59.6 million, as compared to net income of $10.8 million (or $1.13 basic and $1.12 on a diluted basis earnings per common share) on revenues of $62.2 million for the same period in 2002. Net income for the period ended June 30, 2002, before the cumulative effect of change in accounting principle, was $0.3 million (basic and diluted earnings of $0.03 per common share).

The net loss for the  three-month  period  ended June 30, 2003 was  $507,000 (or
($0.05) on a basic and diluted basis per common share) on revenues of $30,046,000 as compared to a net loss of $247,000 (or ($0.03) on a basic and diluted basis per common share) on revenues of $30,002,000 for the three-month period ended June 30, 2002.

"During the first-half of this year, FIC incurred significant legal and administrative expenses. With these behind us, we are pleased with the progress we are making in getting back on track," said Eugene E. Payne, President, CEO and Chairman of FIC. "Our business goal for the next quarter is to continue to develop and expand our business opportunities unburdened by the costs and distractions associated with these prior activities."

In the first six months of 2003, net income was adversely affected by the following expenses: (i) a $2.9 million expense related to the settlement of the litigation between FIC, Roy F. Mitte (the former Chairman and Chief Executive Officer of the Company), and the Roy F. and Joann Cole Mitte Foundation; (ii) $476,000 related to payments to be made to retired chief marketing officer, Jeffrey Demgen, pursuant to his employment agreement; (iii) $400,000 paid to William P. Tedrow, chief marketing officer of FIC and President of FIC's newly formed subsidiary, FIC Financial Services, Inc. ("FICFS"), for his efforts in organizing and integrating the recent acquisitions made by FICFS; (iv) legal and other expenses related to litigation and proxy matters; and (v) fees paid to Salomon Smith Barney. Net income and earnings per share for the six month period ended June 30, 2002 were affected by the cumulative effect of a change in accounting principle of $10.4 million. This amount represents the excess of fair value of net assets acquired over cost as of the beginning of 2002 related to the merger between FIC and InterContinental Life Corporation in May, 2001. The Company recorded this cumulative effect in conjunction with adopting Statement of Financial Accounting Standards No. 141 (FAS 141), "Business Combinations," in the first quarter of 2002, as required by FAS 141.


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Additionally,  results  for the  six-month  period  ended  June  30,  2002  have previously been restated.

References to results for the three and six-month periods ended June 30, 2002 are to restated results.

Earnings per share have been calculated in accordance with FAS No.128, which requires that earnings per share be presented on both a basic and diluted basis. Diluted earnings per share reflect the potential dilution that could occur if securities or other contracts to issue common stock were converted or exercised.

Financial Industries Corporation, through its various subsidiaries, markets and underwrites individual life insurance and annuity products. The Company's Nasdaq symbol is FNIN. For more information on FIC, go to on the Internet.

6-Mos (ending 6/30)                         2003                       2002
                                                                     RESTATED

Net (loss) income                       ($1,771,000)               $10,764,000

(Loss) income before cumulative
effect of change in
accounting principle                    ($1,771,000)               $   335,000

Cumulative effect of change in
accounting principle                    $         0                $10,429,000

Revenues                                $59,622,000                $62,243,000

(Loss) Income Per Share (Basic)
Before Cumulative effect of
change in accounting principle               ($0.18)                     $0.03

Cumulative effect of change in
accounting principle                    $         0                      $1.10

Basic earnings per share                     ($0.18)                     $1.13

(Loss) Income Per share (Diluted)
Before Cumulative effect of
change in accounting principle               ($0.18)                     $0.03

Cumulative effect of change in
accounting principle                    $         0                      $1.09

Diluted earnings per share                   ($0.18)                     $1.12

Contact:   Bob   Bender,    Corporate   Relations   Officer,   (512)   404-5080,
bbender@ficgroup.com.


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